Exhibit 5.2

Owner:

R. Justin Tynsky

95 East Flaming Gorge Way

Green River, WY 82935

(307) 875-3909

Fax: 307-939-2029

rjtynsky@tynskylawoffice.com

Associates:

Nicholas Vanatta

95 East Flaming Gorge Way

Green River, WY 82935

(307) 875-3909

Fax: 307-939-2029

nvanatta@tynskylawoffice.com

David Harmon

95 East Flaming Gorge Way

Green River, WY 82935

(307) 875-3909

Fax: 307-939-2029

dharmon@tynskylawoffice.com

April 5, 2021

Kraig Biocraft Laboratories, Inc.

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

Ladies and Gentlemen:

We have acted as Wyoming counsel to Kraig Biocraft Laboratories, Inc., a Wyoming corporation in connection with Form S-1, including all amendments or supplements thereto (File No. 333-255041, the “Registration Statement”) for the registration of 207,750,197 shares of the Company’s common stock, which includes: (i) 160,875,161 shares of common stock underlying secured convertible notes pursuant to that certain securities purchase agreement dated as of March 26, 2021 between the Company and Yorkville (the “March Debenture”), (ii) 8,000,000 shares of common stock underlying a warrant dated March 26, 2021 (the “Yorkville Warrant”), (iii) 35,750,036 shares underlying an amended and restated convertible note that was originally issued in December 2020 (the “December Debenture,” together with the March Debenture, the “Debentures”), and (iv) 3,125,000 shares of common stock underlying a warrant issued in December 2020 (the “December Warrant,” together with the Yorkville Warrant, the “S1 Warrants”).

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

1. a copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Wyoming;

2. a copy of the Bylaws of the Company;

3. a copy of the Registration Statement; and

4. a copy of certificate issued by the Secretary of State of the State of Wyoming on March 25, 2021, as to the good standing of the Company in the State of Wyoming ;

1	Tynsky Law Office, P.C.

Based upon the foregoing, and in reliance thereon we are of the following opinions:

1. The Company has been duly incorporated as a corporation in the state of Wyoming and is validly existing and in good standing with the state of Wyoming.

2. The authorized stock capital of the Company is of unlimited authorized shares, no par value, of Class A common stock and Class B common stock, and Series A preferred stock.

3. The issuance and allotment of the shares underlying the S1 Warrants and Debentures have been duly authorized and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the Shares will be legally issued and allotted, fully paid and non-assessable.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the laws of the State of Wyoming and shall be construed in accordance with the customary practice in Wyoming of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kinds contained herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement, the discussion of this opinion letter in the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

By:	/s/ Nicholas Vanatta
Nicholas Vanatta (#7-5900)
Tynsky Law Office
P.O. Box 237
Green River, WY 82935
(307) 875-3909

2	Tynsky Law Office, P.C.